Exhibit 1.2
LL Transactions in Past 60 Days by Reporting Persons

Reporting Person
Who Affected
Trade Date
Shares
Price
How Acquired

F9 Investments
Mr Sullivan
5/12/2023
149104
3.48
Open Market

F9 Investments
Mr Sullivan
5/15/2023
36215
3.62
Open Market

F9 Investments
Mr Sullivan
5/16/2023
426289
3.43
Open Market

F9 Investments
Mr Sullivan
5/17/2023
228927
3.67
Open Market

F9 Investments
Mr Sullivan
5/18/2023
62965
3.75
Open Market

F9 Investments
Mr Sullivan
5/19/2023
263103
3.86
Open Market

F9 Investments
Mr Sullivan
5/22/2023
200000
3.99
Open Market

F9 Investments
Mr Sullivan
5/23/2023
290000
4.16
Open Market

John Jason Delves
Mr Delves
5/15/2023
3000
3.66
Open Market

John Jason Delves
Mr Delves
5/16/2023
3000
3.35
Open Market

John Jason Delves
Mr Delves
5/18/2023
5000
3.81
Open Market